Exhibit 10.1
EXCHANGE AGREEMENT
(Restricted Stock)
                                                   (including any other persons or entities exchanging Debentures hereunder for whom the undersigned Holder holds contractual and investment authority, the “Holder”) enters into this Exchange Agreement (the “Agreement”) with Genesco Inc. (the “Company”) on April ___, 2009 whereby on the date hereof the Holder will exchange (the “Exchange”) the Company’s 4.125% Convertible Subordinated Debentures due June 15, 2023 (the “Debentures”) for shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”).
Article I: Exchange of the Debentures for Common Stock
          The Holder hereby agrees to exchange and deliver to the Company the following Debentures, and in exchange therefor the Company hereby agrees to issue to the Holder the number of shares of Common Stock described below and to pay in cash the following accrued but unpaid interest on such Debentures:
Principal Amount of Debentures to be Exchanged: $                                                             (the “Exchang ed Debentures”).
Number of Shares of Common Stock to be issued in Exchange:                                                                          shares (the “Shares”).
Cash Payment of Accrued but Unpaid Interest on Exchanged Debentures: $                                                            .
          The Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to the Exchanged Debentures free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto, together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Debentures.
Article II: Representations and Warranties of the Holder
          The Holder hereby covenants, and makes the following representations and warranties, to the Company, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, each of which is true and correct on the date hereof and shall survive the Exchange.
          Section 2.1 Power and Authorization. The Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby. If the Holder that is signatory hereto is executing this Agreement to effect the exchange of Exchanged Debentures beneficially owned by one or more other persons or entities (who are thus included in the definition of “Holder” hereunder), (a) such signatory Holder has all requisite discretionary authority to enter into this Agreement on behalf of, and bind, each other person or entity that is a beneficial owner of Exchanged Debentures, and (b) Schedule A to this Agreement is a true, correct and complete list of (i) the name of each person or entity delivering (as beneficial owner) Exchanged Debentures hereunder, (ii) the principal amount of such party’s Exchanged Debentures, and (iii) the number of shares of Common Stock to be issued to such party in respect of its Exchanged Debentures.
          Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity. Consummation of the Exchange will not violate or conflict with the Holder’s organizational documents or any agreement or instrument to which the Holder is a party or by which the Holder or any of its assets are bound.

          Section 2.3 Title to the Debentures. The Holder is the sole legal and beneficial owner of the Exchanged Debentures, and the Holder has good, valid and marketable title to the Exchanged Debentures, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Holder has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of any of the Exchanged Debentures or its rights in the Exchanged Debentures, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Exchanged Debentures.
          Section 2.4 Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
          Section 2.5 Restricted Stock. The Holder (a) acknowledges that the Shares have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state laws or unless an exemption from such registration is available, and that evidence of the Shares will bear a legend to such effect, and (b) is purchasing the Shares for investment purposes only for the account of the Holder and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Shares in a manner that would violate the registration requirements of the Securities Act. The Holder is able to bear the economic risk of holding the Shares for an indefinite period and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment in the Shares. The Holder has received all such information regarding the Exchange and the Shares as it deems necessary to make a decision with respect to the Exchange.
          Section 2.6 No Illegal Transactions. The Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with the Holder has, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that such Holder was first contacted by either the Company, Lazard Frères & Co. LLC or Lazard Capital Markets LLC or any other person regarding an investment in the Company. Such Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with such Holder will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.
          Section 2.7 No Reliance. The Holder acknowledges that it is not relying, and has not relied, upon any statement, advice (whether legal, tax, financial, accounting or other), representation or warranty made by the Company or any of its affiliates or representatives including, without limitation, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, except for (a) the publicly available filings made by the Company with the Securities and Exchange Commission under the Exchange Act and (b) the representations and warranties made by the Company in this Agreement.
Article III: Representations and Warranties of the Company
          The Company hereby covenants, and makes the following representations and warranties, to the Holder, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, each of which is true and correct on the date hereof and shall survive the Exchange.

          Section 3.1 Power and Authorization. The Company is duly incorporated, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.
          Section 3.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity. Consummation of the Exchange will not violate or conflict with the Company’s charter or bylaws or any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound.
          Section 3.3 Valid Issuance of the Common Stock. The Shares (a) are duly authorized and, upon their issuance pursuant to the Exchange against delivery of the Exchanged Debentures, will be validly issued, fully paid and non-assessable, and (b) assuming the accuracy of the Holder’s representations and warranties hereunder, will be issued in compliance with all applicable state and federal laws concerning the issuance of the Shares and all pre-emptive, participation, rights of first refusal and other similar rights applicable to the Shares.
Article IV: Miscellaneous
          Section 4.1 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.
          Section 4.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.
          Section 4.3 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.
          Section 4.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“HOLDER”:	“COMPANY”:

GENESCO INC.

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE A
Exchanging Beneficial Owners

Name of	Principal Amount of	Number of Shares of

Beneficial Owner	Exchanged Debentures	Common Stock

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